[GRAPHIC OMITTED][GRAPHIC OMITTED]
         For Immediate Release

         Contact: Patrick A. Reynolds
                           Director of Investor Relations
                           (706) 649-4973

              Synovus Financial Corp.(R) Revenues Grow 21% in 1999 Fee Income and Loan Growth Drive 15% Gain in Earnings

                  Columbus, Ga., January 12, 2000 -- Synovus Financial Corp. (NYSE: "SNV"), the Columbus, Georgia-based multi-financial services company, today announced record net income for 1999. As total revenues for the year increased 20.8% over 1998, net income for the year was $225,306,895, up 14.7% over 1998 net income of $196,465,447. Diluted earnings per share were $0.80 for the year, up 12.2% over $0.71 per share in 1998. Two major growth areas -- fee income from both Total System Services, Inc.(R) (TSYS(R)) (NYSE: "TSS"), Synovus' 80.8% owned credit card-processing unit and banking operations; and core commercial lending -- were the primary contributors to the excellent increases in revenues. Expense control management positively impacted the growth in net income.

                  "This year has been another exceptional year for Synovus and we look very optimistically to 2000 and the new millennium. We continue to position ourselves to move swiftly and execute decisively to offer our customers the highest value products and services in the financial services marketplace," said James H. Blanchard, Synovus Financial Corp. Chairman and Chief Executive Officer. "Our Service Beyond Banking -- One Relationship, Every Service -- offers the complete financial solutions our customers need, as evidenced by the tremendous loan growth and continuing significant growth in fee based services we experienced in 1999. TSYS converted major retail portfolios -- Sears, Canadian Tire, and Nordstrom -- to the TS2 processing platform in 1999, which contributed significantly to its increase in revenues over 1998. We expect TSYS to dramatically enhance its Internet servicing capabilities and its dominant leadership in the commercial card and retail card-processing areas in 2000 and beyond, while continuing to emphasize the superiority of TS2 as the premier card-processing software platform in the industry. In December, Fortune magazine recognized Synovus as one of the top five best places to work in America in 1999, again reaffirming our commitment to our team members to provide an environment where everyone knows someone cares about them."

                  Return on assets for 1999 was 1.97% and return on equity was 19.33%, as compared to 2.00% and 19.39%, respectively, for 1998. Total assets at year-end 1999 were $12.5 billion, an increase of 16.1% from year-end 1998. Shareholders' equity at the year-end 1999 was $1.227 billion, which represented 9.78% of year-end assets. Asset quality continued to improve in 1999. Reflecting the continued strength of the Southeastern regional economy and the emphasis on high credit quality and credit management, the ratio of nonperforming assets to loans and other real estate decreased to .38% at year-end 1999 from .40% at year-end 1998. Net charge-offs for 1999 were .29% of average loans, as compared to .35% for 1998. The loan loss reserve was 1.41% of loans, which provides coverage of 457% of nonperforming loans. Provision for loan losses was 26.5% above 1998 levels, and exceeded charge-offs by 1.45x in 1999 versus 1.09x in 1998.

                  Synovus Financial Corp.(R) Revenues Grow 21% in 1999/p. 2


                  For the fourth quarter of 1999, net income was $63,255,820, up 12.5% from net income of $56,214,793 earned in the same period last year. Fourth quarter diluted earnings per share increased 10.4% to $0.22 from the $0.20 earned per share in the fourth quarter of 1998. Annualized return on assets and return on equity for the fourth quarter were 2.06 % and 20.89 %, respectively, compared to 2.15 % and 20.39 % for the same period last year.

                  Synovus banking operations' revenues increased 13.2% over 1998, while net income increased 11.9% over last year. Return on assets for 1999 was 1.49% and return on equity was 18.04%, compared to 1.55% and 18.16%, respectively, in 1998. Net interest income increased by 13.0% versus 1998, due to net loan growth of 19.4% and a net interest margin of 5.05% for the year. Banking operations' non-interest income grew 20.8%, with increases in trust service fees of 31%, credit card fees of 11%, brokerage revenues of 20% and service charges of 12% over 1998. During the fourth quarter of 1999, Synovus banking operations sold five bank branches to non-affiliated banking companies, which added $3.5 million to net after-tax income. Total banking operations' non-interest income as a percentage of total banking revenues -- excluding securities gains/losses -- was 26% in 1999 and 28% in the fourth quarter. Fundamental growth in G&A expenses remained flat for the second half of 1999 from its second quarter peak. Efficiency ratio for the year was 58.2% and 57.7% for the fourth quarter of 1999.

                  TSYS' reported revenues for 1999 were $533,926,000, a 34.8% increase over 1998. TSYS' record net income for 1999 was $68,593,000, up 25.1% from $54,831,000 last year. During 1999, TSYS completed conversions that increased the number of accounts on file to more than 206 million, and propelled TSYS to become the industry's leading processor of private-label cards. TSYS now processes more than 147 million cardholder accounts on TS2, the industry's most technologically advanced card-processing system. Additionally, TSYS is the industry's leading processor of Visa and MasterCard commercial/procurement cards. Recently, TSYS announced that it expects its 2000 net income to exceed its 1999 net income by 20%. With Total System's contribution, Synovus' total non-interest income -- excluding securities gains/losses -- was 59% of revenues for 1999.

                  Synovus  Financial  Corp.  (Syn -o- vus) is a $12.5
         billion asset, multi-financial services company composed of 38 banks serving communities throughout Georgia, Alabama, Florida and South Carolina; an 80.8% ownership of Total System Services, Inc. (NYSE:
         "TSS") (www.totalsystem.com), one of the world's leading information technology processors of data, transactions and payments for domestic and international issuers of credit, debit, commercial and private-label cards; Synovus Trust Company, one of the Southeast's largest providers of trust services; Synovus Securities, Inc., a full-service brokerage firm; and Synovus Mortgage Corp., which offers mortgage services throughout the Southeast. The name "Synovus" was created by the combination of synergy and novus: synergy, meaning the interaction of separate components such that the total effect is greater than the sum of its parts; and novus (Latin for "new"), meaning usually of superior quality and different from the others listed in the same category. See Synovus on the web at www.synovus.com.

                  This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995."Forward-looking" statements contained in this press release include the intent, belief or current expectations of Synovus and members of its senior management team with respect to the internet servicing capabilities of TSYS, TSYS' market position in the commercial card and retail card processing areas and the percentage increase in earnings of TSYS expected for the year 2000, as well as the assumptions upon which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and

         Synovus Financial Corp.(R) Revenues Grow 21% in 1999/p. 3


         involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, lower than anticipated internal growth rates for TSYS' existing customers, TSYS' inability to control expenses associated with the growth in its number of employees, the inability of TSYS to grow its business through acquisitions, adverse developments with respect to entering into contracts with new clients and retaining current clients, adverse developments with respect to the successful conversion of clients, failure to successfully complete TSYS' Year 2000 modification plans substantially as scheduled and budgeted, adverse developments with respect to the credit card industry in general and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in Synovus' and TSYS' Reports on Form 10-Q for the Quarter ended September 30, 1999, filed with the Securities and Exchange Commission.


 Synovus Financial Corp.

 INCOME STATEMENT                                                                     Twelve Months Ended
 (Amounts in thousands, except per share data)                                              December 31,
                                                                         ---------------------------------------------------
                                                                           1999                  1998                Change
                                                                         --------------------------------------------------
Interest Income (Taxable equivalent) ................................    $893,316               796,955                12.1 %
Interest Expense ....................................................     374,713               337,253                11.1
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income (Taxable equivalent) ............................     518,603               459,702                12.8
Tax equivalent adjustment ...........................................       5,309                 4,637                14.5
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income .................................................     513,294               455,065                12.8
Provision for Loan Losses ...........................................      34,007                26,882                26.5
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision .................................     479,287               428,183                11.9
---------------------------------------------------------------------------------------------------------------------------
Non-Interest Income:
    Fees For Trust Services .........................................      20,031                15,341                30.6
    Service Charges .................................................      80,763                72,238                11.8
    Data Processing .................................................     490,154               365,605                34.1
    Mortgage Banking Income .........................................      21,196                21,302                (0.5)
    Credit Card Fees ................................................      15,123                13,581                11.4
    Brokerage Revenue ...............................................      13,632                11,360                20.0
    Securities Gains (Losses) .......................................       1,202                 1,299                (7.5)
    Other Non-Interest Income .......................................      97,664                81,487                19.9
---------------------------------------------------------------------------------------------------------------------------
Total Non-Interest Income ...........................................     739,765               582,213                27.1
---------------------------------------------------------------------------------------------------------------------------
Non-Interest Expense:
   Personnel Expense ................................................     457,741               390,142                17.3
   Occupancy & Equipment Expense ....................................     208,197               158,218                31.6
   Other Non-Interest Expense .......................................     190,611               147,452                29.3
   Minority Interest ................................................      13,188                10,559                24.9
---------------------------------------------------------------------------------------------------------------------------
Total Non-Interest Expense ..........................................     869,737               706,371                23.1
---------------------------------------------------------------------------------------------------------------------------
Income Before Taxes .................................................     349,315               304,025                14.9
Income Tax Expense ..................................................     124,008               107,560                15.3
---------------------------------------------------------------------------------------------------------------------------
Net Income ..........................................................     225,307               196,465                14.7
===========================================================================================================================

Basic Earnings per Share ............................................        0.80                  0.72                11.6
Diluted Earnings per Share ..........................................        0.80                  0.71                12.2
Dividends Declared per Share ........................................        0.36                  0.29                22.8

Return on Assets ....................................................        1.97                  2.00                 (3)bp
Return on Equity ....................................................       19.33                 19.39                 (6)
Average Shares Outstanding - Basic ..................................     280,016               272,416                 2.8 %
Average Shares Outstanding - Diluted ................................     283,355               277,223                 2.2


 bp - change is measured as difference in basis points.

 Synovus Financial Corp.

 INCOME STATEMENT                                                              1999                        1998        4th Quarter
                                                 ---------------------------------------------------------------    --------------
 (Amounts in thousands, except per share data)    Fourth        Third         Second        First         Fourth       '99 vs.'98
                                                  Quarter       Quarter       Quarter       Quarter       Quarter        Change
                                                 ---------------------------------------------------------------    --------------
Interest Income (Taxable equivalent) ..........  $241,604       227,094       216,395       208,223       206,815        16.8 %
Interest Expense ..............................   104,335        95,009        89,001        86,368        86,256        21.0
----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income (Taxable equivalent) ......   137,269       132,085       127,394       121,855       120,559        13.9
Tax equivalent adjustment .....................       973         1,451         1,493         1,392         1,360       (28.5)
----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income ...........................   136,296       130,634       125,901       120,463       119,199        14.3
Provision for Loan Losses .....................     8,664         8,613         9,515         7,215         6,331        36.9
----------------------------------------------------------------------------------------------------------------------------------
Net Interest Income After Provision ...........   127,632       122,021       116,386       113,248       112,868        13.1
----------------------------------------------------------------------------------------------------------------------------------
Non-Interest Income:
    Fees For Trust Services ...................     4,985         5,041         4,755         5,250         4,237        17.7
    Service Charges ...........................    21,633        20,542        19,085        19,503        19,113        13.2
    Data Processing ...........................   132,706       126,589       126,199       104,660       100,633        31.9
    Mortgage Banking Income ...................     4,927         5,063         5,402         5,804         6,974       (29.4)
    Credit Card Fees ..........................     4,451         3,948         3,572         3,152         4,305         3.4
    Brokerage Revenue .........................     3,261         3,036         3,612         3,723         3,019         8.0
    Securities Gains (Losses) .................       328           159           268           447           549       (40.3)
    Other Non-Interest Income .................    32,169        22,561        20,580        22,354        25,365        26.8
----------------------------------------------------------------------------------------------------------------------------------
Total Non-Interest Income .....................   204,460       186,939       183,473       164,893       164,195        24.5
----------------------------------------------------------------------------------------------------------------------------------
Non-Interest Expense:
   Personnel Expense ..........................   124,113       113,359       112,044       108,225       102,850        20.7
   Occupancy & Equipment Expense ..............    56,641        53,991        51,627        45,938        43,817        29.3
   Other Non-Interest Expense .................    48,483        48,466        50,056        43,606        39,569        22.5
   Minority Interest ..........................     3,899         3,257         3,542         2,490         3,421        14.0
-----------------------------------------------------------------------------------------------------------------------------
Total Non-Interest Expense ....................   233,136       219,073       217,269       200,259       189,657        22.9
-----------------------------------------------------------------------------------------------------------------------------
Income Before Taxes ...........................    98,956        89,887        82,590        77,882        87,406        13.2
Income Tax Expense ............................    35,700        31,882        29,277        27,149        31,191        14.5
-----------------------------------------------------------------------------------------------------------------------------
Net Income ....................................    63,256        58,005        53,313        50,733        56,215        12.5
=============================================================================================================================
Basic Earnings per Share ......................      0.22          0.21          0.19          0.18          0.20        10.2
Diluted Earnings per Share ....................      0.22          0.21          0.19          0.18          0.20        10.4
Dividends Declared per Share ..................      0.09          0.09          0.09          0.09          0.07        22.8

Return on Assets ..............................      2.06 %        1.98          1.92          1.91          2.15          (9)bp
Return on Equity ..............................     20.89         19.65         18.56         18.10         20.39          50
Average Shares Outstanding - Basic ............   281,901       279,694       279,509       278,930       276,165         2.1 %
Average Shares Outstanding - Diluted ..........   285,392       282,806       282,470       282,723       280,149         1.9


 bp - change is measured as difference in basis points.

Synovus Financial Corp.


 SELECTED BALANCE SHEET DATA                                             1999                            1998        4th Quarter
---------------------------------------------------------------------------------------------------------------   ---------------
 (Amounts in thousands, except per share data)     Fourth      Third       Second         First         Fourth     '99 vs. '98
                                                   Quarter     Quarter     Quarter        Quarter       Quarter      Change
---------------------------------------------------------------------------------------------------------------   ---------------

Total Assets...................................$12,547,001   11,977,091   11,497,272   10,942,561   10,811,592         16.1 %
Investment Securities .........................  1,993,957    1,998,733    1,976,782    1,933,056    1,877,473          6.2
Loans (net of unearned income) ................  9,068,239    8,599,672    8,171,059    7,828,454    7,603,605         19.3
Total Deposits ................................  9,440,087    9,275,346    9,217,075    8,714,844    8,797,412          7.3
    Demand Deposits ...........................  1,625,313    1,550,820    1,527,682    1,384,713    1,433,929         13.3
    Certificates of Deposit ...................  4,239,144    4,111,241    3,972,081    3,790,202    3,790,366         11.8
    Savings Accounts ..........................    444,493      466,391      474,753      474,731      457,710         (2.9)
    NOW Accounts ..............................  1,364,244    1,325,344    1,367,567    1,351,321    1,406,885         (3.0)
    Money Market ..............................  1,766,893    1,821,550    1,874,992    1,713,877    1,708,522          3.4

Shareholders'  Equity .........................  1,226,669    1,185,845    1,152,805    1,142,599    1,111,917         10.3

Book Value Per Share ..........................       4.35         4.24         4.12         4.09         3.99          9.0
Equity to Assets ..............................       9.78         9.90        10.03        10.44        10.28          (50)bp
Loan to Deposit Ratio .........................      96.06        92.72        88.65        89.83        86.43          963
Demand Deposits / Total Deposits ..............      17.22        16.72        16.57        15.89        16.30           92
Common Shares Outstanding .....................    282,014      279,727      279,634      279,268      278,414          1.3 %



CREDIT QUALITY DATA                                                      1999                            1998        4th Quarter
---------------------------------------------------------------------------------------------------------------   ---------------
(Dollars in thousands)                             Fourth      Third       Second         First         Fourth     '99 vs. '98
                                                   Quarter     Quarter     Quarter        Quarter       Quarter      Change
---------------------------------------------------------------------------------------------------------------   ---------------
Nonperforming  Loans...........................$    27,924       26,628       24,186       21,081       21,208         31.7 %
Other Real Estate .............................      6,718        8,668        8,721        9,484        9,536        (29.6)
Nonperforming  Assets .........................     34,642       35,296       32,907       30,565       30,744         12.7
Reserve for Loan Losses .......................    127,558      122,560      118,923      115,150      114,109         11.8

Net Charge-Offs - Quarter......................      6,301        4,978        5,741        6,466        8,116        (22.4)
Net Charge-Offs - YTD..........................     23,486       17,185       12,207        6,466       24,650         (4.7)
Net Charge-Offs / Average Loans - Quarter......       0.29         0.24         0.29         0.34         0.44          (15)bp
Net Charge-Offs / Average Loans - YTD..........       0.29         0.29         0.31         0.34         0.35           (6)

Nonperforming Loans / Loans & ORE .............       0.31         0.31         0.30         0.27         0.28            3
Nonperforming Assets / Loans & ORE ............       0.38         0.41         0.40         0.39         0.40           (2)
Loan Loss Reserve / Loans .....................       1.41         1.43         1.46         1.47         1.50           (9)

Reserve / Nonperforming Loans .................     456.80       460.27       491.70       546.24       538.05       (8,125)
Reserve / Nonperforming Assets ................     368.22       347.23       361.39       376.74       371.16         (294)

 bp - change is measured as difference in basis points.

Synovus Financial Corp.

 AVERAGE BALANCES AND YIELDS/RATES
 (Amounts in thousands)
------------------------------------------------------------------------------------------------------------------------------------
 Interest Earning Assets                                 1999                                   1998           Twelve Months Ended
                                            Fourth          Third    Second     First       Fourth          December 31,
                                            Quarter        Quarter   Quarter   Quarter      Quarter             1999            1998
------------------------------------------------------------------------------------------------------------------------------------

Investment Securities .................   $ 2,030,615     2,002,149  1,955,537  1,888,167     1,773,504   $ 1,969,597     1,723,815
   Yield ..............................          6.29 %        6.23       6.21       6.26          6.36          6.24 %        6.49

Loans, Net ............................   $ 8,701,890     8,230,396  7,882,989  7,564,489     7,273,362   $ 8,098,428     6,885,724
   Yield ..............................          9.45 %        9.33       9.34       9.41          9.56          9.38 %        9.79

Mortgage Loans Held for Sale ..........   $    80,513       102,053     98,199    129,880       163,667   $   102,524        95,699
   Yield ..............................          8.15 %        6.89       7.26       7.63          5.21          7.47 %        5.75

Federal Funds Sold $ ..................   $    89,768        38,394     42,610     55,763        83,675   $    57,730        92,456
   Yield ..............................          5.53 %        5.01       4.83       4.30          5.22          4.92 %        5.50

Time Deposits with Banks ..............   $     1,835         1,766      1,313      1,328           862   $     1,562           896
   Yield ..............................          5.94 %        4.58       5.80       6.47          5.41          5.63 %        5.67

Total Interest Earning Assets .........   $10,904,621    10,374,758  9,980,648  9,639,627     9,295,070   $10,229,841     8,798,590
====================================================================================================================================

   Yield ..............................          8.82 %        8.69       8.69       8.74          8.84          8.73 %        9.06
====================================================================================================================================

Interest Bearing Liabilities

Time Deposits Over $100,000 ...........   $ 1,736,249     1,621,882  1,452,402  1,292,243     1,292,453   $ 1,527,174     1,322,921
   Rate ...............................          5.50 %        5.34       5.36       5.44          5.67          5.41 %        5.77

Time Deposits Under $100,000 ..........   $ 2,446,971     2,414,831  2,407,717  2,477,813     2,478,772   $ 2,436,688     2,387,392
   Rate ...............................          5.20 %        5.11       5.19       5.39          5.53          5.22 %        5.60

Other Interest Bearing Deposits .......   $ 3,625,893     3,693,419  3,641,137  3,510,636     3,324,477   $ 3,618,294     3,107,981
   Rate ...............................          3.23 %        3.17       3.09       3.08          3.14          3.14 %        3.34

Federal Funds Purchased ...............   $ 1,071,473       741,094    667,550    634,025       407,042   $   779,631       302,396
   Rate ...............................          5.29 %        4.94       4.68       4.62          4.64          4.94 %        4.86

Other Short-Term Borrowings ...........   $     7,806         7,701      6,832      6,935         8,562   $     7,322         9,221
   Rate ...............................          5.07 %        4.99       5.50       4.48          5.18          5.01 %        5.67

Other Borrowings ......................   $   281,191       211,034    163,358    139,089       136,480   $   199,091       131,381
   Rate ...............................          5.81 %        5.72       5.76       5.92          5.70          5.79 %        5.94

Total Interest Bearing Liabilities ....   $ 9,169,583     8,689,961  8,338,996  8,060,741     7,647,786   $ 8,568,200     7,261,292
====================================================================================================================================

   Rate ...............................          4.51 %        4.33       4.28       4.34          4.47          4.37 %        4.64
====================================================================================================================================
Non-Interest Bearing Demand Deposits...   $ 1,535,658     1,514,651  1,406,698  1,342,353     1,398,064   $ 1,450,548     1,324,255
Shareholders' Equity ..................   $ 1,201,225     1,171,188  1,152,026  1,136,489     1,093,922   $ 1,165,426     1,013,334
Total Assets ..........................   $12,188,029    11,624,783 11,137,558 10,786,974    10,395,593   $11,438,696     9,827,925

Spread ................................          4.31 %        4.35       4.41       4.40          4.37          4.37 %        4.42
Net Interest Margin ...................          5.02 %        5.05       5.11       5.11          5.16          5.07 %        5.23
